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               Harrah's Entertainment, Inc.
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    (Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the
Registrant):  Hotel Employees & Restaurant Employees
International Union

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

material submitted by:

HERE International Union
Research Dept.
1219 28th Street, N.W.
Washington, D.C. 20007
tel. (202) 393-4373
fax  (202) 333-6049

-------------------------------------------------------


BY EDGAR & UPS OVERNIGHT MAIL           March 17, 1997

Mr. Sanjay Shirodkar
Ms. Laura Batian
Office of Mergers and Acquisitions
Division of Corporation Finance
450 Fifth St., N.W.
Washington, D.C.  20549


     Re:  Legal Validity of HERE "Poison Pill" Proposal For
          Harrah's Entertainment Inc. Annual Meeting


Dear SEC Staff:

     We represent the Hotel Employees and Restaurant Employees International Union (HERE), the proponent of a shareholder resolution submitted for Harrah's Entertainment Inc.'s 1997 annual meeting. We also represent the International Brotherhood of Teamsters in a widely reported case involving the same issue presented here, International Brotherhood of Teamsters v. Fleming Companies, Inc., Case No. CIV-96-1650-A (W.D. Okla. 1997) appeal docketed, Case No. 97-6035 (10th Cir. January 28, 1997).

     Pursuant to the Staff's discussions with HERE Director
Matthew Walker, we write to explain why the HERE poison pill resolution, if enacted, would be a proper exercise of the shareholders' power under Delaware law.

                      HERE's proposed bylaw

     HERE's resolution provides as follows:

     Resolved:  The Shareholders of Harrah's Entertainment
     Inc. ("Company") hereby exercise their right to amend the bylaws of the Company to add the following Section
     7 to Article V:

     Section 7. Poison Pills. The Company shall not adopt or maintain a "poison pill", shareholder rights plan, rights agreement or any other form of "poison pill" which is designed to or has the effect of making acquisition of large holdings of the Company's shares of stock more difficult or expensive (such as the July
     19th, 1996 "Rights Agreement"), unless such plan is first approved by A MAJORITY shareholder vote. The
     Company shall redeem any such rights now in effect.
     The affirmative vote of a majority of shares voted shall suffice to approve such a plan. This Article shall be effective immediately and automatically as of the date it is approved by affirmative vote of the holders of a majority of the shares, present in person or by proxy at a regular or special meeting of shareholders. Notwithstanding any provision of these bylaws, this Article may not be amended, altered, deleted or modified in any way by the Board of Directors without prior shareholder approval.

              Proper subject for shareholder action

     Delaware law gives shareholders the power to enact bylaws regulating the board of directors' management of the corporation.
These bylaws may restrict the board of directors' power to institute anti-takeover devices like a "poison pill."

     A.   Caselaw

          1. Shareholder power to restrict the board's power to enact anti-takeover defenses: Frantz Mfg. Co. v.
               EAC Industries

     During the 1980's, the Delaware Supreme Court ruled in cases like Moran v. Household Int'l, Inc., 500 A.2d 1346 (Del. 1985) that a board of directors may adopt "poison pill" plans in the exercise of its business judgment. While management may adopt such poison-pill plans without breaching their fiduciary duty, nothing in these cases held that shareholders are disenfranchised from enacting bylaws regulating management's operation of the business. As we explain further in part (b) below, the statutory language of 8 Del.C. section 109 gives shareholders authority to adopts bylaws about any subject affecting the corporation's business and affairs or the rights or powers of its shareholders and directors. Although Delaware law will permit a board of directors to adopt a poison-pill plan in the absence of any corporate bylaws forbidding this action, Delaware does recognize the right of a shareholder majority to enact bylaws prohibiting management from taking steps that would otherwise be lawful.

     Under Delaware law, corporate management has no vested right to maintain anti-takeover defenses that may not be amended or abolished through bylaws duly enacted by a majority of the shareholders. In Frantz Mfg. Co. v. EAC Industries, 501 A.2d 401, 407 (Del. 1985), the shareholder majority enacted bylaws requiring attendance of all directors for a quorum and unanimous approval of the board of directors before board action could be taken. The directors adversely affected by the bylaws argued that these bylaws impermissibly restricted the board's ability to function during a hostile takeover. 501 A.2d at 407. The Delaware Supreme Court found that these bylaws amendments were nevertheless a permissible step on behalf of the shareholder majority, and were fully effective against the incumbent board of directors. Id.

     The bylaws enacted in Frantz were far more intrusive on the board of directors' inherent authority to manage the corporation's affairs than HERE's present bylaw. If the Delaware Supreme Court upholds shareholder bylaws crippling management's ability to operate during a takeover, it will also uphold bylaws that subject poison pill plans to shareholder ratification.

     After Frantz, Delaware courts have consistently rejected arguments that a shareholder majority is somehow disenfranchised from enacting bylaws that constrain the board of directors' management of the corporation. "[T]his Court has held that where a corporation's by-laws put all on notice that the by-laws may be amended at any time, no vested rights can arise that would contractually prohibit an amendment." Kidsco, Inc. v. Dinsmore, 674 A.2d 483, 492 (Del.Ch. 1995). For example, in Roven v. Cotter, 547 A.2d 603, 608 (Del.Ch. 1988), shareholders amended a bylaw which had provided for the classification of the board of directors. Classification or "staggering" terms of the board is recognized as a method of preventing a sudden takeover of the board by an outsider. Id. After the shareholders amended the bylaws to declassify the board and remove a director without cause, the classified director sued to enjoin the bylaw amendment, on the ground that he had a right to be removed only for cause under Delaware law. The Roven court rejected this argument and enforced the bylaw amendment because "all directors are on notice that such bylaws could be amended by the shareholders..." 547 A.2d at 608.

          2.   Shareholder ratification of stock option plans:
               Michelson v. Duncan

     Delaware law makes it clear that shareholder authority includes the power to approve stock option plans. In Michelson
v. Duncan, 407 A.2d 211, 219 (Del. 1979), the Delaware Supreme Court held that a majority vote of the shareholders could effectively ratify a stock option plan that was otherwise voidable because of director self-dealing. See also Wachsler, Inc. v. Florafax Int'l Inc., 778 F.2d 547, 552 (10th Cir. 1985) (acknowledging "[t]he Delaware courts have consistently recognized formal ratification by a majority of shareholders as the principal means of removing the taint of director self-dealing in such transactions.") If shareholders have no power over stock option plans, shareholders could not possibly ratify a self-interested stock option plan, because shareholders supposedly have no say over such matters. The corporate board of directors could never point to shareholder ratification in defense of a self-interested stock option plan, because shareholders (according to this argument) have no power to approve or disapprove such plans in the first place.

     This is not the law. If the law gives shareholders the authority to ratify otherwise voidable stock option plans, see Michelson, 407 A.2d at 219, it follows that shareholders have the power through majority vote to disapprove such stock plans through a valid bylaw. Management can hardly argue that shareholders have the power to approve stock option plans when this serves the incumbent directors' interest, but not the power to disapprove them through a duly enacted bylaw.

          3.   Includibility of "poison pill" proposal under Rule
               14a-8:  Teamsters v. Fleming

     In International Brotherhood of Teamsters v. Fleming Companies, Inc., the District Court for the Western District of Oklahoma held that a proposed bylaw requiring shareholder approval for any shareholder rights plan is a proper subject for shareholder action under Oklahoma law, and is therefore includible under SEC Rule 14a-8. The District Court, Hon. Wayne
E. Alley, ordered Fleming to include the Teamsters' proposed bylaw in its 1997 proxy materials. On this subject, the Oklahoma General Corporation Law, 18 Okla.Stat. Ann. sections 1001 et seq. is identical to its Delaware counterpart. In particular, the relevant sections of Oklahoma law, 18 Okla.Stat.Ann. section 1013 and 1038 are verbatim copies of 8 Del.C. section 109 and 157, respectively.

     That case is currently on appeal to the 10th Circuit.  The
10th Circuit has already denied Fleming's motion to stay the injunction pending appeal.

     It is unlikely that the Delaware courts will reject the reasoning of the Fleming court.




     B.   Statutory language

          1.   Section 109

     The Delaware General Corporation Act, 8 Del.C. section 109, gives shareholders broad power to adopt bylaws about any subject affecting the corporation's business, affairs, or the rights or powers of its shareholders and directors. The statute provides:

     After a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be in the shareholders entitled to vote . . .; provided, however, any corporation, in its certificate of incorporation, may confer the power to adopt, amend or repeal bylaws upon the directors . . ..  The fact that such power has been so conferred upon the directors or governing body, as the case may be, shall not divest the shareholders or members of the power, nor limit their power to adopt, amend or repeal bylaws.
8 Del.C. section 109(a) (emphasis supplied). "Bylaws" are broadly defined:

     The bylaws may contain any provision, not inconsistent with law or with the certificate of incorporation, relating to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its shareholders, directors, officers or employees.

8 Del.C. section 109(b).

     The new bylaw proposed by HERE certainly relates to "the rights or powers of [Harrah's] shareholders [and] directors" within the meaning of 8 Del.C. section 109(b). Section 109(b) gives shareholders the overriding power to enact bylaws on matters that are otherwise under the control of the board of directors. While the board of directors has the power to approve and institute shareholder rights plans, that power is in turn subject to any bylaws enacted by the shareholders regulating the directors' powers under Section section 109(b).

     The Delaware legislature specifically prohibited any interpretation of the law that would divest the shareholders of their power to enact bylaws in favor of the board of directors. Even where a corporation confers the power to adopt bylaws on the board of directors, "[t]he fact that such power has been so conferred upon the directors . . . shall not divest the shareholders nor members of the power, not limit their power to adopt, amend or repeal bylaws." 8 Del.C. section 109(b).

     Section 109 defeats any argument that shareholders lack the power to enact bylaws governing shareholder rights plans. Even where the board of directors has the lawful power to approve such plans, they do so subject to the bylaws of the corporation.

          2.   The board's power under sections 141 and 157

     The decision to adopt a poison pill is not solely for the board of directors, to the exclusion of the shareholders. This position cannot be justified by the statutory definitions of the powers of the shareholders and the directors. 8 Del.C. section 141(a) entrusts the board of directors with the management of the "business and affairs" of the corporation. Section 109, which defines what may be included in the bylaws, uses the same terms. Indeed, the latter definition is even broader than the description of the powers of the board, for it includes not only "business" and "affairs", but also the rights or powers of all the corporation's constituent groups: shareholders, directors, officers or employees. In other words, no powers are given to the board that exceed those which are proper subjects of governance through the bylaws.

     There is no special exception created by the statutory provision governing "rights and options respecting stock." 8 Del.C. section 157. Section 157 is not a special grant of power to the board of directors on this unique subject; the Corporations Act makes a similar provision that the board of directors shall control the "business and affairs" of the corporation generally. See 8 Del.C. section 141 ("The business and affairs of every corporation... shall be managed by or under the direction of a board of directors, except as may be otherwise provided for in this chapter or in its certificate of incorporation.") If shareholders could not thereby regulate the poison pill, shareholders could never affect the board of directors' power to manage the "business and affairs" of the corporation through the bylaw process. A contrary reading completely nullifies the statutory grant of power to the shareholders to enact bylaws "relating to the business of the corporation, the conduct of its affairs, and its rights or powers or the rights or powers of its shareholders, directors, officers or employees." 8 Del.C. section 109(b).

     The only way to read section 109 consistently with sections 141 and 157 is that the board of directors has the authority to manage the corporation (including any stock option plans), but this authority is subject to any bylaws validly enacted by the shareholders.

                           CONCLUSION

     Delaware law gives shareholders the inalienable power to enact bylaws governing "the business and affairs...or the rights and powers of its shareholders [and] directors." A shareholder-enacted bylaw regulating the directors' power to implement a "poison pill" plan is therefore a proper subject for shareholder action under Delaware law.

                                        Very truly yours,



                                        Richard G. McCracken
                                        Michael T. Anderson
MTA:gs
cc:  Matthew Walker



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